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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Verso Technologies, Inc. of our report dated February 28, 2000, except for discontinued operations reclassifications and revisions, the date for which is July 19, 2000, relating to the financial statements of Verso Technologies, Inc. (formerly Eltrax Systems, Inc.), which appear in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP


Detroit, Michigan
July 31, 2001